UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 15, 2011
(Date of Report)

March 9, 2011
(Date of Earliest Event Reported)

Sotheby’s
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1334 York Avenue
New York, NY	10021
(Address of principal executive offices)	(Zip Code)

(212) 606-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           On March 9, 2011, Robin Woodhead, a director of Sotheby’s, a Delaware corporation (the “Company”), elected to retire from the Company’s Board of Directors and not stand for re-election at the Company’s upcoming 2011 Annual Meeting of Shareholders. Mr. Woodhead has served with great distinction as a Board member for eleven years and will continue to serve as an active senior executive of the Company in his current role as Executive Vice President and Chairman of Sotheby’s International. In connection with Mr. Woodhead’s impending retirement from the Board, the Company’s Board of Directors has decided to expand the size of the Board from twelve to thirteen directors and has nominated Daniel Meyer and Marsha Simms (along with all current directors of the Company other than Mr. Woodhead) for election at the Company’s 2011 Annual Meeting of Shareholders. Since 1996, Mr. Meyer has been the president of Union Square Hospitality Group, which owns and operates a number of restaurants in New York City, including Union Square Café, Eleven Madison Park, Gramercy Tavern, Tabla and The Modern. Ms. Simms, a partner of the international law firm Weil, Gotshal & Manges LLP until her 2010 retirement, has over 30 years’ experience negotiating financings and restructurings for major corporations, including the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:	/s/ Gilbert L. Klemann,II
Gilbert L. Klemann, II
Executive Vice President,
Worldwide General Counsel and
Secretary

Date:	March 15, 2011